EXHIBIT 23.4


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated March 4, 1997 (except for Note 11, as to which the date is October 1, 1997) for Allegiance Business Archives, Ltd. included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 1997, and to all references to our Firm incorporated by reference in this Form S-4 and into Iron Mountain Inc.'s previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  Stout, Causey & Horning, P.A.




Cockeysville, Maryland
December 2, 1997